UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2015

CareDx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices, including zip code)

(415) 287-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 16, 2015, CareDx, Inc. (“CareDx”) entered into Conditional Share Purchase Agreements (the “Purchase Agreements”) with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Majority Shareholders”) to acquire, subject to certain conditions, approximately 78% of the total outstanding shares of Allenex AB, a Swedish company listed on Nasdaq Stockholm (“Allenex”). Each of the Majority Shareholders have agreed to sell the shares of Allenex held by them in exchange for the following combination of cash and securities: (a) SEK 1.191 per share, or approximately $0.14, (b) up to SEK 0.540 per share, or approximately $0.06 (the “Contingent Cash Component”), and (c) 0.01298 shares of CareDx common stock per Allenex share. Payment of the Contingent Cash Component will be subject to satisfaction by the Allenex business of certain commercial and financial milestones in the fourth quarter of 2015 and over the course of 2016, as described in the Purchase Agreements. CareDx has also granted certain registration rights to the Majority Shareholders as described in the Purchase Agreements. The Majority Shareholders’ obligations under the Purchase Agreements shall terminate automatically and be of no further force or effect if the Company has not declared the Offer unconditional on or before April 8, 2016. The Purchase Agreements executed by each of the Majority Shareholders and CareDx are attached to this report as Exhibit 99.1, 99.2 and 99.3.

Additionally, on December 16, 2015, CareDx issued a press release in the U.S. and in Sweden announcing its intent to combine with Allenex pursuant to a public exchange offer to acquire all outstanding shares of Allenex not held by the Majority Shareholders (the “Offer”). In the Offer, CareDx is proposing to Allenex’s shareholders the following two alternatives for the tender of their shares: (i) All Cash Alternative – Allenex shareholders can tender their shares for an all cash consideration of SEK 2.50, or approximately $0.29, per Allenex share or (ii) the Mixed Offer Consideration Alternative – Allenex shareholders can tender their shares for (a) SEK 1.731 per share, or approximately $0.20, and (b) 0.01298 shares of CareDx common stock per Allenex share. The press releases issued by CareDx were furnished on Current Report on Form 8-K on December 16, 2015 and are hereby incorporated by reference. The Company provided supplemental information regarding the Offer in connection with a presentation to analysts and investors in a conference call held on December 16, 2015 at 5 a.m. PST. On December 16, 2015, Allenex also issued a press release announcing the recommendation of its board of directors and other matters relating to the Offer, which is furnished herewith as Exhibit 99.4.

If the Offer is accepted in its entirety, under the mixed consideration alternative an aggregate of 1,560,807 shares of CareDx’s common stock will be issued under the Offer, corresponding to approximately 11.6% of CareDx’s outstanding shares following the completion of the Offer. The total purchase price of Allenex will be approximately $35 million (including the aforementioned milestones), consisting of a combination of cash and stock in CareDx.

The completion of the Offer is conditional upon:

1.	CareDx becoming the owner of Allenex shares representing not less than 78% of the outstanding shares in Allenex;

2.	no circumstance or circumstances, which CareDx did not have knowledge of at the time of the announcement of the Offer, having occurred which, individually or in the aggregate, would have or could reasonably be expected to have a material adverse effect on the sales, results, liquidity, equity ratio, equity or assets of Allenex and its subsidiaries, taken as a whole;

3.	neither the Offer, nor the acquisition of Allenex being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision by court or public authority, or any other similar circumstance which is actual or can reasonably be expected, and which CareDx could not reasonably have foreseen at the date hereof;

4.	Allenex not taking any action that is likely to impair the prerequisites for making or completing the Offer; and

5.	no information made public by Allenex or disclosed by Allenex to CareDx prior to the time of the announcement of the Offer being materially inaccurate, incomplete or misleading, and Allenex having made public all material information which should have been made public by it (Items 1 through 5 above, the “Covenants”).

CareDx reserves the right to withdraw the Offer in the event it becomes clear that any of the above conditions is not satisfied or cannot be satisfied. With regard to Covenants 2 – 5, however, such withdrawal will only be made if the non-satisfaction is of material importance to CareDx’s acquisition of shares in Allenex.

CareDx reserves the right to waive, in whole or in part, one or more of the conditions above, and with respect to Covenant 1 above, to complete the Offer at a lower level of acceptance.

If CareDx becomes the owner of more than 90% of the outstanding Allenex shares, CareDx intends to initiate a compulsory acquisition procedure with respect to the remaining Allenex shares under the Swedish Companies Act. In connection therewith, CareDx intends to initiate a delisting of Allenex from Nasdaq Stockholm.

Risk Factors

The risks presently considered to be of primary importance to CareDx relating to the offer are described below, without being ranked in order of importance. If any of the follows risks occur, CareDx’s business, financial condition, results of operations and prospects could be materially harmed. In that event, the market price of CareDx’s common stock could decline, and shareholders could lose part or all of their investment. In addition to the risks set forth below, there are risks both to regarding specific circumstances relating to CareDx, the diagnostics industry, and owning CareDx shares that are described in greater detail in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed by CareDx with the SEC on March 31, 2015 is hereby incorporated by reference. You may obtain free copies of CareDx’s Annual Report on Form 10-K and materials, any amendments or supplements thereto and other documents containing important information about CareDx and the transaction, once such documents and materials are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents and materials filed with the SEC by CareDx will also be available free of charge on CareDx’s website at http://www.CareDx.com under the heading “Financials & Filings” in the Investor Relations portion of CareDx’s website.

CareDx’s acquisition of Allenex may not result in material benefits to its business and its development efforts and may dilute the ownership of current shareholders.

Through the acquisition of Allenex, CareDx expects to create an international transplantation diagnostics company with a strong presence and direct distribution in both the US and Europe. Allenex’s products are used to evaluate organ transplant patients prior to their transplant procedure with Human Leukocyte Antigen (“HLA”), matching diagnostic tests to ensure that a donor’s organ is compatible with the transplant recipient’s immune system to prevent rejection.

While Allenex has well-known products in the field of genomic HLA and has historically held a significant market share, Allenex faces market risk in the form of competition from other producers, transition to more automated typing processes as well as new technologies, which may make it difficult for the business to maintain current market share and margins. The markets for clinical diagnostic products contains a number of competitors, which currently compete with Allenex for product sales. Allenex’s competitors or new market entrants may be in a better position than CareDx is to respond quickly to new or emerging technologies, may be able to undertake more extensive marketing campaigns, may adopt more aggressive pricing policies and may be more successful in attracting potential customers, employees and strategic partners. These competitors may also have substantially greater expertise in conducting clinical trials and research and development, greater ability to obtain necessary intellectual property licenses and greater brand recognition than CareDx does, any of which may adversely affect the use of CareDx’s genomic HLA products.

Additionally, the results from the acquisition of Allenex will be dependent on the performance of Allenex’s new product, QTYPE. The development and commercialization of QTYPE may fail for many reasons, including:

•	lack of clinical validation data to support the effectiveness of the test;

•	delays resulting from the failure of third-party suppliers or contractors to meet their obligations in a timely and cost-effective manner;

•	failure to obtain or maintain necessary clearances or approvals to market the test; or

•	lack of commercial acceptance by patients, clinicians, laboratories or third-party payers.

CareDx has limited experience with respect to acquiring other companies and limited experience with respect to the acquisition of strategic assets or the formation of collaborations, strategic alliances and joint ventures. The acquisition of Allenex could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm CareDx’s operating results. CareDx may not identify or complete this transaction in a timely manner, on a cost-effective basis, or at all, and CareDx may not realize the anticipated benefits of this acquisition. The issuance of shares pursuant to the Purchase Agreements and the offer will dilute the interest of existing shareholders. Additionally, CareDx expects to raise additional funds for the acquisition through private financing. Additional funds may not be available on terms that are favorable to CareDx, or at all.

CareDx may not be able to successfully integrate its business with the business of Allenex, and may not be able to achieve the anticipated strategic benefits of the proposed combination.

CareDx may not be able to integrate Allenex successfully into its existing business, and CareDx could assume unknown or contingent liabilities. The integration of acquired businesses, operations, personnel and technology requires significant time and resources, and CareDx may not manage these processes successfully. Integration of an acquired company, product or technology also may require management resources that otherwise would be available for ongoing development of CareDx’s business. Particularly since the operations are based in different countries, CareDx’s management may face integration challenges due to the geographical diversity of the post-acquisition company. CareDx’s ability to successfully integrate complex acquisitions is unproven, particularly with respect to companies that have significant operations. In particular, Allenex’s technology and products are new to CareDx, and accordingly CareDx may need to make substantial investments of resources to support the integration of Allenex, which will result in increased operating expenses and may divert resources and management attention from other areas of CareDx’s business. Additional unanticipated costs may be incurred in the course of integrating the respective businesses. CareDx cannot make any assurances that these investments will be successful. As a result of any of the aforementioned challenges, as well as other challenges and factors that may be unknown to CareDx, CareDx may not be able to fully realize the anticipated strategic benefits of the acquisition, which includes a complementary product portfolio and significant cross-selling opportunities. If CareDx fails to successfully integrate Allenex, CareDx may not realize the benefits expected from the transaction and its business may be harmed.

CareDx expects to expend cash in connection with the Offer, which will partially deplete its cash balance, which could have an adverse effect on CareDx’s financial and operational flexibility.

In connection with the Offer, CareDx anticipates entering into a loan agreement to finance the cash portion of the Offer. It is anticipated that CareDx’s debt obligations will be collateralized by substantially all of the assets of CareDx, and that the loan agreement will contain operating and financial restrictions and covenants, including restrictions on the disposing of assets, undergoing a change in control, merging or consolidating, entering into certain affiliate transactions, making acquisitions, granting liens, incurring debt, paying dividends, repurchasing stock and making investments, in each case subject to certain exceptions. The loan agreement is also expected to contain financial covenants and a restricted cash requirement.

The restrictions and covenants may restrict CareDx’s ability to finance its operations and engage in, expand or otherwise pursue its business activities and strategies. CareDx’s ability to comply with these covenants and restrictions may be affected by events beyond its control, and breaches of these covenants and restrictions could result in a default and an acceleration of CareDx’s obligations under the loan agreement.

Charges to earnings resulting from acquisition and integration costs may materially adversely affect the market value of CareDx shares following the completion of the Offer.

As part of this Offer, CareDx may pay substantial amounts of cash depending on the form of consideration selected by Allenex stockholders, and will incur debt to pay for the Offer, which could adversely affect its liquidity. The incurrence of indebtedness also results in increased fixed obligations, increased interest expense, and may include covenants or other restrictions that could impede CareDx’s ability to manage its operations. As part of this Offer, CareDx will also issue equity securities, which could increase its expenses, adversely affect its financial results, and result in dilution to existing CareDx stockholders.

CareDx may also discover liabilities or deficiencies associated with the acquisition of Allenex that were not identified in advance, which may result in significant unanticipated costs. The effectiveness of CareDx’s due diligence review and its ability to evaluate the results of such due diligence are dependent upon the accuracy and completeness of statements and disclosures made or actions taken by Allenex or its representatives.

Uncertainty regarding the completion of the Offer may have a negative impact on the market price of the CareDx shares and/or Allenex’s shares.

CareDx has established certain conditions for completion of the Offer, although the fulfillment of the conditions is not within CareDx’s control. There are therefore no guarantees that the Offer will be completed, or when it can be completed, if at all. The resulting uncertainty may negatively affect the market price for shares of CareDx.

The market price of CareDx shares may decline due to increased selling pressure as a result of the Offer.

In connection with the Offer, CareDx could issue a maximum of approximately 1,560,807 shares to Allenex Shareholders if all Allenex Shareholders elect to tender their shares under the Mixed Offer Consideration Alternative. The new CareDx shares to be issued as consideration in the Offer will be freely tradable upon consummation of the Offer. Sales of a substantial number of CareDx shares in the public market in connection with this Offer or the perception that these sales could occur, could adversely affect the market price of CareDx common stock.

The uncertainties associated with CareDx’s combination with Allenex may cause key personnel to leave Allenex or CareDx.

CareDx’s employees and the employees of Allenex may perceive uncertainty about their future role with the combined business until strategies with regard to the combined business are announced or executed. Any uncertainty may affect either company’s ability to attract and retain key personnel.

Intangibles acquired under the Offer may subsequently be impaired and, if so, could increase CareDx’s net accumulated deficit.

CareDx is accounting for the combination with Allenex under the acquisition method of accounting in accordance with the U.S. GAAP. The purchase price of Allenex will be allocated to the fair value of the identifiable tangible and intangible assets and liabilities that are acquired from Allenex. The excess of the purchase price over Allenex’s net assets and intangibles will be allocated to goodwill. CareDx is required to perform periodic impairment tests on goodwill and certain intangibles to evaluate whether the intangible assets and goodwill as a result of the Offer continue to have fair values that meet or exceed the amounts recorded on CareDx’s balance sheet. If the fair values of such assets decline below their carrying value on the balance sheet, CareDx may be required to recognize an impairment charge related to such decline. CareDx cannot predict whether or when there will be an impairment charge, or the amount of such charge, if any. However, if the charge is significant, it could cause the market price of CareDx shares to decline.

Full integration of CareDx’s business with Allenex’s business may not be achieved until CareDx acquires the remaining shares of Allenex shareholders under the compulsory acquisition procedures.

It is possible that CareDx will not be able to effect the compulsory acquisition if holders of more than 90% of the outstanding shares in Allenex do not accept the Offer. As a result, CareDx would not be able to effect a compulsory acquisition of the remaining outstanding shares of Allenex, which could prevent or delay CareDx from realizing some or all of the anticipated strategic benefits of its acquisition. Even if CareDx acquires more than 90% of the outstanding shares in Allenex, full integration of CareDx’s business with Allenex’s business may not be achieved until CareDx has compulsorily acquired the remaining shares of Allenex shareholders.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 2.01 is incorporated by reference hereunder. In connection with the Purchase Agreements, the Company has agreed to issue 1,216,325 shares of Common Stock of the Company to the Majority Shareholders in exchange for 78% of the shares of Allenex. The shares of CareDx common stock being issued to the Majority Shareholders pursuant to the Purchase Agreements will be exempt from registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Rule 802 thereunder for exchange offers for a class of securities of a foreign private issuer where U.S. holders of foreign subject company hold no more than 10% of the securities that are the subject of the exchange offer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Conditional Share Purchase Agreement between the Company and Midroc Invest AB, dated as of December 16, 2015.

99.2	Conditional Share Purchase Agreement between the Company and FastPartner AB, dated as of December 16, 2015.

99.3	Conditional Share Purchase Agreement between the Company and Xenella Holding AB, ,dated as of December 16, 2015.

99.4	Press Release of Allenex, dated December 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareDx, Inc.

By:	/s/ Ken Ludlum
Ken Ludlum Chief Financial Officer

Date: December 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Conditional Share Purchase Agreement between the Company and Midroc Invest AB, dated as of December 16, 2015.

99.2	Conditional Share Purchase Agreement between the Company and FastPartner AB, dated as of December 16, 2015.

99.3	Conditional Share Purchase Agreement between the Company and Xenella Holding AB, dated as of December 16, 2015.

99.4	Press Release of Allenex, dated December 16, 2015.